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                                 EXHIBIT 10.13

          INDEMNIFICATION AGREEMENTS IN EFFECT AS OF JANUARY 28, 2003

Tom A. Alberg
Christopher T. Bayley
William C. Britts
Jon W. Gacek
Frank M. ("Pete") Higgins
John W. Powell III
Said Rahmani-Khezri
Linda A. Schoemaker
John W. Stanton
Charles H. Stonecipher
Peter H. van Oppen
Walter F. Walker